                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               January 3, 1996
                Date of Report (Date of earliest event reported)

                        TURNER BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)




        Georgia                          0-9334                  58-0950695
(State or other jurisdiction          (Commission               (IRS Employer
of incorporation)                     File Number)           Identification No.)

                  One CNN Center, Atlanta, Georgia                      30303
          (Address of principal executive offices)                    (Zip Code)





       Registrant's telephone number, including area code: (404) 827-1700

                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.


         As previously reported, Turner Broadcasting System, Inc., a Georgia corporation ("TBS"), has entered into an Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (the "Merger Agreement") among TBS, Time Warner Inc. ("Time Warner"), TW Inc., a Delaware corporation and currently a wholly owned subsidiary of Time Warner ("New Time Warner"), Time Warner Acquisition Corp., a Delaware corporation ("Delaware Sub") and TW Acquisition Corp., a Georgia corporation ("Georgia Sub") which provides for a transaction (the "Transaction") in which TBS and Time Warner will each become a wholly owned subsidiary of a new holding company. Pursuant to the Merger Agreement, (a) Georgia Sub will be merged into TBS (the "TBS Merger"), (b) each outstanding share of Class A Common Stock, par value $0.0625 per share, of TBS and each share of Class B Common Stock, par value $0.0625 per share, of TBS (other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of TBS and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 0.75 of a share of common stock, par value $.01 per share, of New Time Warner ("New Time Warner Common Stock"), (c) each share of Class C Convertible Preferred Stock, par value $.125 per share, of TBS (other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of TBS and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 4.80 shares of New Time Warner Common Stock,
(d) Delaware Sub will be merged into Time Warner, (e) each outstanding share of common stock, par value $1.00 per share, of Time Warner, other than shares held directly or indirectly by Time Warner, will be converted into one share of New Time Warner Common Stock, (f) each outstanding share of each series of preferred stock of Time Warner, other than shares held directly or indirectly by Time Warner and shares with respect to which appraisal rights are properly exercised, will be converted into one share of a substantially identical series of preferred stock of New Time Warner having the same designation as the shares of preferred stock of Time Warner so converted, (g) each of Time Warner and TBS will become a wholly owned subsidiary of New Time Warner and (h) New Time Warner will be renamed "Time Warner Inc."

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        The following pro forma consolidated condensed financial information of New Time Warner gives effect to the consummation of the Transaction and a number of transactions that Time Warner and Time Warner Entertainment Company, L.P. ("TWE") have completed, or have entered into agreements with respect to, during the periods presented below (the "TW Transactions"). The pro forma effect on Time Warner's historical financial statements resulting from the TW Transactions is set forth under the heading "Time Warner Adjusted." The TW Transactions for which adjustments have been made, as more fully described in Time Warner's Current Report on Form 8-K, dated November 14, 1995, and Time Warner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, are as follows:

               (i) on October 2, 1995 and September 5, 1995, Toshiba Corporation ("Toshiba") and ITOCHU Corporation ("ITOCHU"), respectively, exchanged (a) their 5.61% pro rata equity interests in TWE, (b) their 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P., each of which owns certain assets related to the TWE businesses and (c) their options to increase their interests in TWE under certain circumstances for, in the case of ITOCHU, 6.2 million shares of Time Warner Series G Convertible Preferred Stock and
         1.8 million shares of Time Warner Series H Convertible Preferred Stock and, in the case of Toshiba, 7.0 million shares of Time Warner Series
         I Convertible Preferred Stock and $10 million in cash (the "ITOCHU/Toshiba Transaction"). As a result of the ITOCHU/Toshiba Transaction, Time Warner and certain of its wholly owned subsidiaries, collectively, now own 74.49% of the pro rata priority capital and residual equity interests in TWE and certain additional senior and junior priority capital interests. A subsidiary of U S WEST, Inc. owns the remaining 25.51% of the pro rata priority capital and residual equity limited partnership interests in TWE;

               (ii) on September 18, 1995, Time Warner redeemed approximately $1 billion principal amount of the Time Warner 8.75% convertible subordinated debentures due 2015 for an aggregate redemption price of $1.06 billion, including redemption premiums and accrued interest thereon. The redemption was financed with approximately $500 million of proceeds from the issuance of 7.75% ten-year notes in June 1995, $363 million of net proceeds from the issuance of the PERCS (as defined below) in August 1995 and available cash and equivalents (the "Market Refinancings");

               (iii) on August 15, 1995, a subsidiary of Time Warner issued approximately 12.1 million $1.24 Preferred Exchangeable Redemption Cumulative Securities ("PERCS") for aggregate gross proceeds of $374 million. The sole assets of the subsidiary that is the obligor on the PERCS are $385 million principal amount of 4% subordinated notes of Time Warner due December 23, 1997. Cumulative cash distributions are payable on the PERCS at an annual rate of 4%, or $1.24 per PERCS. The PERCS are mandatorily redeemable on December 23, 1997, for an amount per PERCS equal to the lesser of $54.41, and the market value of a share of the common stock of Hasbro, Inc. ("Hasbro") on December 17, 1997, payable in cash or, at Time Warner's option, Hasbro common stock. Time Warner has the right to redeem the PERCS at any time prior to December 23, 1997, at an amount per PERCS equal to $54.41 (or in certain limited circumstances the lesser of such amount and the market value of a share of Hasbro common stock at the time of redemption) plus accrued and unpaid distributions thereon and a declining premium, payable in cash or, at Time Warner's option, Hasbro common stock. Time Warner owns approximately 12.1 million shares of Hasbro common stock, which can be used by Time Warner, at its election, to satisfy its obligations under the PERCS or its obligations under Time Warner's Liquid Yield Option Notes due 2012 (the "Hasbro LYONs"). The Hasbro LYONs are exchangeable and redeemable into an aggregate of 12.1 million shares of Hasbro common stock. Time Warner has certain obligations relating to the PERCS which amount to a full and unconditional guaranty of such subsidiary's obligations with respect thereto;

               (iv) on August 15, 1995, Time Warner redeemed all of its $1.8 billion principal amount of outstanding Redeemable Reset Notes due August 15, 2002 in exchange for new securities (the "Reset Notes Refinancing"), consisting of approximately $454 million aggregate principal amount of Floating Rate Notes due August 15, 2000, approximately $272 million aggregate principal amount of 7.975% Notes due August 15, 2004, approximately $545 million aggregate principal amount of 8.11% Debentures due August 15, 2006, and approximately $545 million aggregate principal amount of 8.18% Debentures due August 15, 2007;

          (v) on July 6, 1995, Time Warner acquired KBLCOM Incorporated (the "KBLCOM Acquisition") which owns cable television systems serving approximately 700,000 subscribers and a 50% interest in Paragon Communications ("Paragon"), which owns cable television systems serving an additional 972,000 subscribers. The other 50% interest in Paragon was already owned by TWE;

          (vi) on June 30, 1995, a wholly owned subsidiary of Time Warner, TWE and the TWE-Advance/Newhouse Partnership (as defined below) executed a five-year revolving credit facility (the "New Credit Agreement"). The New Credit Agreement enables such entities to refinance certain indebtedness assumed in connection with the Cable Acquisitions (as defined below), to refinance TWE's indebtedness under a pre-existing bank credit agreement and to finance the ongoing working capital, capital expenditures and other corporate needs of each borrower (the "Bank Refinancing" and, together with the Market Refinancings and the Reset Notes Refinancing, the "1995 Debt Refinancings");

          (vii) on June 23, 1995, (a) Six Flags Entertainment Corporation ("Six Flags") was recapitalized, (b) TWE sold a 51% interest in Six Flags to an investment group led by Boston Ventures and (c) TWE granted certain licenses to Six Flags (collectively, the "Six Flags Transaction");

          (viii) on May 18, 1995, Time Warner announced the planned sale by TWE of 15 of its unclustered cable television systems serving an aggregate of approximately 144,000 subscribers, of which certain of the transactions closed during the second and third quarters of 1995 (the "Unclustered Cable Disposition");

          (ix) on May 2, 1995, Time Warner acquired Summit Communications Group, Inc., which owns cable television systems serving approximately 162,000 subscribers (the "Summit Acquisition");

          (x) on April 1, 1995, TWE and the Advance/Newhouse Partnership ("Advance/Newhouse") formed the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "TWE-Advance/Newhouse Partnership"), in which TWE owns a two-thirds equity interest and is the managing partner and Advance/Newhouse owns a one-third equity interest (the "TWE-A/N Transaction"). The TWE-Advance/Newhouse Partnership owns cable television systems (or interests therein), serving approximately 4.5 million subscribers, as well as certain foreign cable investments and programming investments; and

          (xi) on February 6, 1995, Time Warner entered into certain agreements with Cablevision Industries Corporation ("CVI"), certain affiliated entities of CVI (the "Gerry Companies"), the direct holders of certain interests in the Gerry Companies and Alan Gerry, the principal stockholder of CVI and the Gerry Companies (the "CVI Acquisition" and, together with the KBLCOM Acquisition and the Summit Acquisition, the "Cable Acquisitions"), pursuant to which Time Warner will acquire CVI and each of the Gerry Companies. CVI and the Gerry Companies own cable television systems serving approximately 1.3 million subscribers.

     The pro forma consolidated condensed balance sheet of New Time Warner at September 30, 1995 gives effect to the Transaction and certain of the TW Transactions which had not been completed as of such date, as if consummated on such date. The pro forma consolidated statements of operations of New Time Warner for the nine months ended September 30, 1995 and the year ended December 31, 1994 give effect to the Transaction and the TW Transactions, as if such transactions had occurred at the beginning of the respective period. The pro forma consolidated condensed financial statements should be read in conjunction with (i) the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in Time Warner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, (ii) the historical financial statements of TBS, including the notes thereto, which are contained in TBS's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and TBS's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, and (iii) the historical financial statements and pro forma consolidated condensed financial statements included or incorporated by reference in Time Warner's Current Report on Form 8-K dated November 14, 1995. Time Warner is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission and at the offices of the New York Stock Exchange, Inc. and the Pacific Stock Exchange, Inc.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial condition or operating results.

     Pro forma adjustments for the Transaction reflect (i) the issuance by New Time Warner of approximately 171.3 million shares of New Time Warner common stock pursuant to the TBS Merger, including 50.8 million shares of Series LMC Common Stock of New Time Warner ("LMC Voting Common Stock") to be issued to Liberty Media Corporation ("LMC"), (ii) the issuance by New Time Warner of an additional five million shares of LMC Voting Common Stock in consideration for an option (the "SSSI Option"), exercisable for six years, to purchase a subsidiary of LMC that currently uplinks and distributes the signal of TBS's television station, WTBS, (iii) the issuance by New Time Warner of options to purchase approximately 13 million shares of New Time Warner Common Stock upon the assumption of all outstanding TBS stock options and (iv) the assumption or incurrence of approximately $2.4 billion of indebtedness, including $259 million of the outstanding TBS zero coupon subordinated convertible notes due 2007 (the "TBS LYONs"). The TBS LYONs currently may be converted at the option of the holders into an additional 7.4 million shares of Class B Common Stock of TBS. If all TBS LYONs were so converted prior to the consummation of the Transaction,
(a) New Time Warner's pro forma shareholders' equity at September 30, 1995 would be increased by approximately $250 million to reflect the issuance of approximately 5.6 million additional shares of New Time Warner Common Stock, (b) New Time Warner's pro forma indebtedness at September 30, 1995 would be reduced by $259 million and (c) New Time Warner's pro forma loss before extraordinary item and loss before extraordinary item per common share for the nine months ended September 30, 1995 and the year ended December 31, 1994 would be reduced by $8 million ($.02 per common share) and $11 million ($.04 per common share), respectively.

     The Transaction will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, the allocation of the excess of cost over the book value of the net assets to be acquired has been made preliminarily for pro forma purposes to goodwill.

                                NEW TIME WARNER

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1995
                             (MILLIONS, UNAUDITED)

                                                                                TBS TRANSACTION            NEW TIME
                                                                        ------------------------------      WARNER
                                             TIME WARNER   TIME WARNER       TBS           PRO FORMA          PRO
                                              HISTORICAL   ADJUSTED(A)  HISTORICAL(B)   ADJUSTMENTS(C)       FORMA
                                              ----------   -----------  -------------   --------------     --------
                    ASSETS

Cash and equivalents.........................  $   378       $   451       $   85           $   --          $   536
Other current assets.........................    2,755         2,779        1,148             (143)           3,784
                                               -------       -------       ------           ------          -------
Total current assets.........................    3,133         3,230        1,233             (143)           4,320
Investments in and amounts due to and from
  Entertainment Group........................    6,022         6,082           --               --            6,082
Other investments............................    2,499         2,526           --             (531)           1,995
Noncurrent inventories.......................       --            --        1,868               --            1,868
Property, plant and equipment................    1,088         1,464          331               --            1,795
Goodwill.....................................    5,263         6,114          262            8,062           14,438
Cable television franchises..................    1,716         4,121           --               --            4,121
Other assets.................................    1,701         1,728          445               --            2,173
                                               -------       -------       ------           ------          -------
Total assets.................................  $21,422       $25,265       $4,139           $7,388          $36,792
                                               =======       =======       ======           ======          =======

     LIABILITIES AND SHAREHOLDERS' EQUITY

Total current liabilities....................  $ 2,837       $ 3,016       $  744           $   --          $ 3,760
Long-term debt...............................    9,931        11,912        2,336              100           14,348
Deferred income taxes........................    3,469         4,336          395               --            4,731
Other long-term liabilities..................    1,119         1,119          242               --            1,361
Time Warner-obligated mandatorily
  redeemable preferred securities of
  subsidiary holding solely Time Warner
  subordinated notes.........................      374           374           --               --              374
Shareholders' equity:
  Preferred stock............................       30            37           --              (33)               4
  Common stock...............................      387           389           --             (383)               6
  Paid-in capital............................    5,410         6,150           --            8,126           14,276
  Unrealized gains on certain marketable
    securities...............................      134           134           --               --              134
  TBS shareholders' equity...................       --            --          422             (422)              --
  Accumulated deficit........................   (2,269)       (2,202)          --               --           (2,202)
                                               -------       -------       ------           ------          -------
Total shareholders' equity...................    3,692         4,508          422            7,288           12,218
                                               -------       -------       ------           ------          -------
Total liabilities and shareholders' equity...  $21,422       $25,265       $4,139           $7,388          $36,792
                                               =======       =======       ======           ======          =======

----------------------
See accompanying notes.

                                NEW TIME WARNER

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                             (MILLIONS, UNAUDITED)

                                                                                TBS TRANSACTION            NEW TIME
                                                                        ------------------------------      WARNER
                                             TIME WARNER   TIME WARNER       TBS           PRO FORMA          PRO
                                              HISTORICAL   ADJUSTED(D)  HISTORICAL(E)   ADJUSTMENTS(F)       FORMA
                                              ----------   -----------  -------------   --------------     --------
Revenues.....................................   $5,705       $6,249        $2,515           $  --           $8,764

Cost of revenues* ...........................    3,396        3,813         1,600             184            5,597
Selling, general and administrative* ........    1,966        2,097           635              --            2,732
                                                ------       ------        ------           -----           ------
Operating expenses...........................    5,362        5,910         2,235             184            8,329
                                                ------       ------        ------           -----           ------
Business segment operating income (loss).....      343          339           280            (184)             435
Equity in pretax income of Entertainment
  Group......................................      235          259            --              --              259
Interest and other, net......................     (615)        (770)         (141)            (10)            (921)
Corporate expenses...........................      (57)         (57)           --              --              (57)
                                                ------       ------        ------           -----           ------
Income (loss) before income taxes............      (94)        (229)          139            (194)            (284)
Income tax (provision) benefit...............      (63)         (25)          (56)             18              (63)
                                                ------       ------        ------           -----           ------
Income (loss) before extraordinary item......   $ (157)      $ (254)       $   83           $(176)          $ (347)
Preferred dividend requirements..............      (24)        (109)           --              --             (109)
                                                ------       ------        ------           -----           ------
Income (loss) before extraordinary item
  applicable to common shares................   $ (181)      $ (363)       $   83           $(176)          $ (456)
                                                ======       ======        ======           =====           ======
Loss before extraordinary item per common
  share......................................   $ (.47)      $ (.94)                                        $ (.81)
                                                ======       ======                                         ======
Average common shares........................    382.5        386.4                                          562.7
                                                ======       ======                                         ======
__________
* Includes depreciation and amortization
    expense of: .............................   $  398       $  699        $  149           $ 150           $  998
                                                ======       ======        ======           =====           ======


_______________________
See accompanying notes.

                                NEW TIME WARNER

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                             (MILLIONS, UNAUDITED)

                                                                                TBS TRANSACTION            NEW TIME
                                                                        ------------------------------      WARNER
                                             TIME WARNER   TIME WARNER       TBS           PRO FORMA          PRO
                                              HISTORICAL   ADJUSTED(D)  HISTORICAL(E)   ADJUSTMENTS(F)       FORMA
                                              ----------   -----------  -------------   --------------     --------
Revenues.....................................   $7,396       $8,217        $2,809           $  --           $11,026

Cost of revenues* ...........................    4,307        4,975         1,815             236             7,026
Selling, general and administrative* ........    2,376        2,590           706              --             3,296
                                                ------       ------        ------           -----           -------
Operating expenses...........................    6,683        7,565         2,521             236            10,322
                                                ------       ------        ------           -----           -------
Business segment operating income (loss).....      713          652           288            (236)              704
Equity in pretax income of Entertainment
  Group......................................      176          208            --              --               208
Interest and other, net......................     (724)        (940)         (209)              6            (1,143)
Corporate expenses...........................      (76)         (76)           --              --               (76)
                                                ------       ------        ------           -----           -------
Income (loss) before income taxes............       89         (156)           79            (230)             (307)
Income tax (provision) benefit...............     (180)        (110)          (33)             13              (130)
                                                ------       ------        ------           -----           -------
Net income (loss)............................      (91)        (266)           46            (217)             (437)
Preferred dividend requirements..............      (13)        (146)           --              --              (146)
                                                ------       ------        ------           -----           -------
Net income (loss) applicable to
  common shares..............................   $ (104)      $ (412)       $   46           $(217)          $  (583)
                                                ======       ======        ======           =====           =======
Net loss per common share....................   $ (.27)      $(1.07)                                        $ (1.04)
                                                ======       ======                                         =======
Average common shares........................    378.9        384.0                                           560.3
                                                ======       ======                                         =======
__________
* Includes depreciation and amortization
    expense of: .............................   $  437       $  912        $  153           $ 198           $ 1,263
                                                ======       ======        ======           =====           =======


____________________
See accompanying notes.

              NOTES TO THE NEW TIME WARNER PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
     (A) Reflects the Time Warner pro forma consolidated condensed balance sheet at September 30, 1995 as previously reported in Time Warner's Current Report on Form 8-K dated November 14, 1995, which gives effect to the CVI Acquisition and the Unclustered Cable Disposition, as if such transactions occurred on such date. The Summit Acquisition, the KBLCOM Acquisition, the 1995 Debt Refinancings, the Six Flags Transaction, the TWE-A/N Transaction and the ITOCHU/Toshiba Transaction are already reflected in the historical balance sheet of Time Warner as of September 30, 1995.

     (B) Reflects the historical financial position of TBS at September 30, 1995, including $2.336 billion of long-term indebtedness that will be assumed pursuant to the Transaction.

     (C) Pro forma adjustments to record the Transaction reflect (i) a reclassification in shareholders' equity from each of common stock and preferred stock to paid-in capital to reflect the reduction in the par value of common stock from $1.00 per share to $.01 per share and preferred stock from $1.00 per share to $.10 per share, (ii) the issuance by New Time Warner of (A) 171.3 million shares of New Time Warner common stock pursuant to the TBS Merger, including 50.8 million shares of LMC Voting Common Stock to be issued to LMC,
(B) an additional five million shares of LMC Voting Common Stock to be issued to LMC in consideration for the SSSI Option and (C) options to purchase approximately 13 million shares of New Time Warner Common Stock upon the assumption of all outstanding TBS stock options, valued at an aggregate of $7.710 billion for pro forma purposes based on a New Time Warner Common Stock price of $42.375 per share, (iii) the writeoff of approximately $262 million of pre-existing goodwill of TBS and approximately $143 million of TBS inventory to conform TBS's accounting policy with respect to the capitalization and amortization of film exploitation costs to Time Warner's accounting policy, (iv) the incurrence of approximately $100 million of additional indebtedness for the payment of transaction costs and other related liabilities, (v) the allocation of the excess of the purchase price over the book value of the net assets acquired of $8.324 billion to goodwill and (vi) the elimination of (x) Time Warner's historical investment in TBS in the amount of $531 million and (y) TBS's historical shareholders' equity in the amount of $422 million.

     (D) Reflects Time Warner's pro forma consolidated condensed statements of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994 as previously reported in Time Warner's Current Report on Form 8-K dated November 14, 1995, which gives effect to the Cable Acquisitions, the Six Flags Transaction, the Unclustered Cable Disposition, the TWE-A/N Transaction, the 1995 Debt Refinancings and the ITOCHU/Toshiba Transaction, as if each applicable transaction had occurred at the beginning of such periods.

     (E) Reflects the historical operating results of TBS for the nine months ended September 30, 1995 and the year ended December 31, 1994, excluding an extraordinary loss on the retirement of debt of $25 million in 1994.

     (F) Pro forma adjustments to record the Transaction for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect (i) an increase of $184 million and $236 million, respectively, in cost of revenues consisting of (A) a $6 million and $10 million reduction, respectively, of TBS's historical amortization of pre-existing goodwill, (B) a $156 million and $208 million increase, respectively, in amortization with respect to the excess cost to acquire TBS that has been allocated to goodwill and amortized on a straight-line basis over a forty-year period and (C) a $34 million and $38 million increase, respectively, in the amortization of capitalized film exploitation costs to conform TBS's accounting policy to Time Warner's accounting policy, (ii) an increase of $5 million and $6 million, respectively, in interest expense on the approximately $100 million of additional indebtedness for the payment of transaction costs and other related liabilities, (iii) an increase of $5 million and a decrease of $12 million, respectively, in interest and other, net, due to the elimination of Time Warner's historical equity accounting for its investment in TBS and (iv) a decrease of $18 million and $13 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.





                                        TURNER BROADCASTING SYSTEM, INC.

                                            (Registrant)





Date: January 3, 1996                       By: /s/ William S. Ghegan
                                                --------------------------------
                                            Name: William S. Ghegan
                                            Title: Vice President and Controller
                                                   and Chief Accounting Officer